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                                                                    EXHIBIT 99.1

PRESS RELEASE                                               Source: netGuru Inc.

  netGuru Announces Results of Stockholder Vote, New Business Initiative, and
                          Management and Board Changes
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Yorba Linda, CA - November 13, 2003 - netGuru, Inc. (Nasdaq: NGRU), an
integrated information technology and services company, announced the results of the vote at today's 2003 annual stockholders' meeting.

netGuru reported that the proposals to ratify and approve the company's 2003 Stock Option Plan and ratification of the selection of KPMG LLP as the company's independent auditors for the fiscal year beginning April 1, 2003 were approved by a sufficient vote.

It was also announced that netGuru plans to enter the engineering business process outsourcing (EBPO) market by providing engineering services to address the production of structural steel detailing drawings and the provision of high-level technical support for engineering software. netGuru plans to leverage its existing, technical support infrastructure in India, its telephony switch in the United States and its collaborative software technology to offer these services to companies looking to outsource these functions.

In addition, netGuru reported that all five nominees named in the company's proxy statement for election as director were re-elected to the company's board of directors. However, Jyoti Chatterjee, one of those nominees, subsequently resigned from the board of directors, and Santanu K. Das was appointed to fill the vacancy.

Mr. Chatterjee also resigned from his positions as President and Chief Operating Officer of netGuru and has agreed to accept another position with the company. Amrit K. Das accepted the additional position of President, and Santanu K. Das accepted additional positions as Executive Vice President and Chief Operating Officer. Accordingly, the company's current executive officers and directors are as follows:

Name                       Position
----                       --------
Amrit K. Das               Chairman of the Board, Chief Executive Officer,
                           President and Director

Santanu K. Das             Executive Vice President, Chief Operating Officer,
                           and Director

Bruce K. Nelson            Chief Financial Officer

Clara Y.M. Young           Corporate Vice President,
                           Chief Administrative Officer and Secretary

Stephen W. Owen            Corporate Vice President,
                           President of European Operations

Benedict A. Eazzetta (1)   Director

D. Dean McCormick III (1)  Director

Stanley W. Corbett (1)     Director

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(1) Member of Audit Committee and member of Compensation and Stock Option
Committee.

         ABOUT NETGURU

         netGuru (www.netguru.com) is an integrated information technology and services company. The company's solutions consist of the following:

         - Engineering and collaborative software products and services to businesses worldwide;
         -    IT services; and
         -    Web-based telecommunications and travel services

The company has offices in the United States, India, the United Kingdom, France, Germany and Singapore and distributors in 40 countries. The company currently licenses its software products to more than 20,000 businesses, with 50,000 installations and 160,000 users in over 85 countries.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

        With the exception of historical information, the matters discussed in this press release, including the Company's plans to enter the EBPO market, are forward looking statements that involve a number of risks and uncertainties. The actual future results of the company could differ from those statements. Factors that could cause or contribute to such differences include, but are not limited to, market acceptance of EBPO services, our ability to successfully offer EBPO services, our ability to continue revenue growth and technological innovation despite our continuing efforts to control costs, worldwide economic conditions, changes in governmental regulations and policies, the emergence of competitive products and services, unforeseen technical issues and those factors contained in the "Risk Factors" Section of the company's Form 10-KSB for the fiscal year ended March 31, 2003.